CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, each dated March 1, 2024, and each included in this Post-Effective Amendment No. 45 on the Registration Statement (Form N-1A, File No. 333-255884) of Harbor ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 21, 2023, with respect to Harbor Commodity All-Weather Strategy ETF (Consolidated), Harbor Disruptive Innovation ETF, Harbor Dividend Growth Leaders ETF, Harbor Energy Transition Strategy ETF (Consolidated), Harbor Health Care ETF, Harbor Human Capital Factor Unconstrained ETF (formerly, Harbor Corporate Culture Leaders ETF), Harbor Human Capital Factor US Large Cap ETF (formerly, Harbor Corporate Culture ETF), Harbor Human Capital Factor US Small Cap ETF (formerly, Harbor Corporate Culture Small Cap ETF), Harbor International Compounders ETF, Harbor Long-Term Growers ETF, Harbor Multi-Asset Explorer ETF, Harbor Scientific Alpha High-Yield ETF, and Harbor Scientific Alpha Income ETF (the “Funds”) (thirteen of the funds constituting Harbor ETF Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2023, into this Registration Statement filed with the Securities and Exchange Commission.

Chicago, Illinois

February 28, 2024